BRITISH COLUMBIA

NUMBER: **389242**

CERTIFICATE OF CHANGE OF NAME

COMPANY ACT

I Hereby Certify *that*

SOUTHWESTERN GOLD CORPORATION

has this day changed its name to

SOUTHWESTERN RESOURCES CORP.

Issued *under my hand at Victoria, British Columbia on May 24, 2001*

JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA